UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 25, 2006

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2006, Kuhlman Company, Inc. (the “Company”) announced that it entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with Cornell Capital Partners LP (“Cornell”) pursuant to which Cornell agreed to provide an aggregate of $1.75 million in financing to the Company through the issuance of 8% secured convertible debentures and warrants. In connection with the Securities Purchase Agreement, the Company issued to Cornell 8% secured convertible debentures in the principal amount of $1,000,000 (the “Debentures”) and warrants to acquire 2,000,000 shares of the Company’s Common Stock (the “Warrants” and collectively with the Debenture, the “Securities”). The Debenture is due September 25, 2009 and is secured by the assets of the Company and its subsidiaries, and a pledge of an aggregate of 3,032,500 shares of the Company’s Common Stock beneficially owned by Scott Kuhlman, Chief Executive Officer and a director of the Company, and Jon Sabes, a director of the Company.

The Debentures convert, at the option of the holder, into the Company’s Common Stock at the lower of (a) $.3178 or (b) ninety-five (95%) of the lowest volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) days immediately preceding the conversion date (the “Market Conversion Price”). No more than $250,000 principal amount can be converted in any 30 day period. In the case of an Event of Default (as defined in the Debenture), the conversion price shall be reduced to the lower of twenty percent (20%) of VWAP on the Closing Date or twenty-five percent (25%) on the Market Conversion Price.

The Warrants have a five-year term. Warrants to acquire 1,000,000 shares of Common Stock have an exercise price of $.32 per share and Warrants to acquire 1,000,000 shares of the Common Stock have an exercise price of $.35 per share.

There were no underwriting commissions with the first closing of Cornell’s commitment although the Company was required to pay Cornell a 10% commitment fee on the amount actually funded (i.e., $100,000) in addition to structuring and due diligence fees aggregating $25,000.

In connection with the Securities Purchase Agreement, the Company entered into a Security Agreement with Cornell pursuant to which the Company granted a security interest in all of its assets as collateral for the Debentures. This security interest is subordinated to certain existing permitted liens, including, but not limited to the Company’s security interest granted to Venture Bank in connection with the Company’s secured line of credit of $1,000,000 of which $400,000 principal amount is outstanding.

The remaining $750,000 of Cornell’s commitment will be funded upon the satisfaction of a number of conditions, including, but not limited to (a) filing a registration statement with the U.S. Securities and Exchange Commission in connection with the Common Stock issuable upon concession of the Debentures and exercise of the Warrants; and (b) stockholder approval of, among other things, the Cornell transaction with the Company. The Company’s Board has called for a Special Meeting of Stockholders to be held November 5, 2006 for holders of record as of October 5, 2006.

The Company is permitted to redeem the Debentures at a 20% redemption premium. Cornell was also granted a right of first refusal on future financings for an 18 month period following closing.

The Company and Cornell also entered into a Registration Rights Agreement pursuant to which the Company agreed to file a Registration Statement with the U.S. Securities and Exchange Commission within 30 calendar days from the closing and use its best efforts to have such Registration Statement declared effective with the Securities and Exchange Commission. In the event the Registration Statement is not timely filed or declared effective, the Company is required to pay Cornell a cash fee of 2% per month of the outstanding principal balance of the Debentures.

The disclosure about the foregoing agreements and instruments, and the related private placement, contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

As part of a $1.75 million commitment, on September 25, 2006, the Company issued 8% secured convertible debentures in the principal amount of $1,000,000 (the “Debentures”) and warrants to acquire 2,000,000 shares of the Company’s Common Stock (the “Warrants” and collectively with the Debenture, the “Securities”). The Debenture is due September 25, 2009 and is secured by the assets of the Company and its subsidiaries, and a pledge of an aggregate of 2,000,000 shares of the Company’s Common Stock beneficially owned by Scott Kuhlman, Chief Executive Officer and a director of the Company, and Jon Sabes, a director of the Company. The Debentures convert, at the option of the holder, into the Company’s Common Stock at the lower of (a) $.3178 or (b) ninety-five (95%) of the lowest volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) days immediately preceding the conversion date (the “Market Conversion Price”). No more than $250,000 principal amount can be converted in any 30 day period. In the case of an Event of Default (as defined in the Debenture), the conversion price shall be reduced to the lower of twenty percent (20%) of VWAP on the Closing Date or twenty-five percent (25%) on the Market Conversion Price.

The Warrants have a five-year term. Warrants to acquire 1,000,000 shares of Common Stock have an exercise price of $.32 per share and warrants to acquire 1,000,000 shares of the Common Stock have an exercise price of $.35 per share.

For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that there was only one investor who had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment.

The securities sold in these issuances were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 5.02. Departure of Directors or Principle Officers.

On September 25, 2006, Luis Padilla resigned as Chief Executive Officer of the Company. Mr. Padilla remains on the Company’s Board of Directors. Scott Kuhlman, Director and the Company’s Chief Creative Officer, was named Chief Executive Officer on such date.

On September 26, 2006, Dan Rindos, a Director of the Company, resigned as Director. Mr. Rindos had been a member of the Company’s Audit Committee. Such resignation was not caused by a disagreement with management.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 10.1. Kuhlman Company press release dated September 25, 2006.

Exhibit 10.2 Resignation letter of Dan Rindos dated September 26, 2006.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: September 29, 2006	By:	/s/ Scott Kuhlman
Scott Kuhlman, Chief Executive Officer